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                                                                  EXHIBIT 10.13

                               FIRST AMENDMENT TO
                      UNION TEXAS PETROLEUM HOLDINGS, INC.
                             1992 STOCK OPTION PLAN

     WHEREAS, UNION TEXAS PETROLEUM HOLDINGS, INC. (the "Company") has heretofore adopted the UNION TEXAS PETROLEUM HOLDINGS, INC. 1992 STOCK OPTION PLAN (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan shall be amended, subject to stockholder approval, as follows, effective as of January 26, 1995:

     1. Subparagraph (c) of Paragraph X of the Plan shall be deleted and the following shall be substituted therefor:

     "In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Stock (or other securities or property) with respect to which Options may be granted, (ii) the number and type of shares of Stock subject to outstanding Options, and (iii) the grant or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option; provided, in each case, that with respect to Incentive Stock Options and Options intended to qualify as performance based compensation under Section 162(m)(4)(C) of the Code, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or would cause such Option to fail to so qualify under Section 162(m) of the Code, as the case may be, or any successor provisions thereto; and provided, further, that the number of shares of Stock subject to any Option shall always be a whole number. In addition to the Committee's authority set forth in Paragraph X(b) and (c) of the Plan, in order to maintain the Optionees' rights in the event of any Change in Control, as hereinafter defined, the Committee, as constituted before such Change in Control, is hereby authorized and directed to provide for the acceleration of any time periods relating to the exercise or realization of all Options so that such Option may be exercised or realized in full, and has sole discretion, as to any Option, either at the time such Option is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such Option, either automatically or upon the Optionee's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or realization of the Optionee's rights had such Option been currently exercisable or payable; (ii) make such adjustment to any such Option then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iii) if equitable and in the best interests of the Company and its shareholders, cause any such Option then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any Option Agreement as it may deem equitable and in the best interests of the Company. A "Change in Control" shall be deemed to occur (1) if any person or persons or entity or entities (other than Petroleum Associates, L.P., KKR Partners II, L.P. and any entity controlling, controlled by or under common control with any such entities, separately or in the aggregate ("KKR")) acquires 75% or more of the assets of the Company or a successor of the Company or such successor's parent corporation (based upon the then current fair market value thereof) or 50% or more of the Company's then outstanding voting stock or a successor's or such successor's parent corporation's then outstanding voting


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     securities, and, if there shall be more than one class of voting securities thereof, then of the combined voting power held by all classes of voting securities of the Company, a successor corporation or its parent corporation (whether such acquisition of stock or assets occurs pursuant to a single transaction or several related transactions or series of transactions), (2) upon the approval by the Company's stockholders of a plan of liquidation or dissolution of the Company or a successor of the Company or such successor's parent corporation, or (3) upon the approval by the Company's stockholders of a merger or consolidation and such transaction was determined to be a Change in Control, which transaction and determination was approved by a majority of the Company's Board of Directors in actions taken prior to, and with respect to such transaction."

     2. As amended hereby, the Plan is specifically ratified and reaffirmed.

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